Exhibit 99.1

Five Point Holdings, LLC Reports Fourth Quarter and Full-Year 2018 Results

Fourth Quarter 2018

•	Continued land development activity at Newhall in Los Angeles County positions the company to deliver homesites and generate revenue in 2019.

•	Company maintains strong credit profile, including total liquidity of $619.7 million and debt to total capitalization of 24.6% at December 31, 2018.

Recent Highlights

•	Continued infrastructure development at Candlestick. Revised operational plan on the prior mall property underway envisions a mixed-use office and residential community.

•	Sale of 41 acres for approximately $218 million with approval to build 518 homes comprising seven different products in the Great Park, some of which will close in phased takedowns.

Irvine, CA, March 13, 2019 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use, master-planned communities in California, today reported its fourth quarter and full-year 2018 results. Emile Haddad, Chairman and CEO, said, “We are pleased by the steady operational progress that we made in 2018 and expect it to continue in 2019. Ongoing land development activity at Valencia in Los Angeles County continues. Despite inclement weather, we anticipate delivering homesites and generating revenue sometime toward the end of this year.”

“2019 is off to a great start. In San Francisco, infrastructure development at Candlestick continues. We are no longer pursuing the construction of a regional mall but instead are working closely with the City on a plan that envisions an integrated office and residential mixed-use development that encompasses lifestyle retail and entertainment. Finally, at the Great Park, we sold 41 acres for approximately $218 million. Separately, home buyer activity, as reported by our guest builders, has remained consistent with normal seasonal patterns. The combination of steady operational progress, a healthy economy supported by seven years of consistent job growth, and a pronounced imbalance between supply and demand in our markets bodes well for 2019.”

Fourth Quarter 2018 Consolidated Results

Liquidity and Capital Resources

As of December 31, 2018, total liquidity of $619.7 million was comprised of cash and cash equivalents totaling $495.7 million and borrowing availability of $124.0 million under our $125.0 million unsecured revolving credit facility. Total capital was $1.8 billion, reflecting $2.9 billion in assets and $1.1 billion in liabilities.

Results of Operations for the Three Months Ended December 31, 2018

Revenues. Revenues of $7.9 million for the three months ended December 31, 2018 were primarily generated from management services.

Equity in loss from unconsolidated entities. Equity in loss from unconsolidated entities was $3.5 million for the three months ended December 31, 2018. The loss was primarily due to our proportionate share of the Great Park Venture’s net loss during the quarter of $9.6 million. After adjusting for amortization and accretion of the basis difference, our equity in loss from our 37.5% percentage interest in the Great Park Venture was $2.3 million. Equity in loss from our 75% interest in the Gateway Commercial Venture was $1.3 million for the three months ended December 31, 2018.

Selling, general, and administrative. Selling, general, and administrative expenses were $15.2 million for the three months ended December 31, 2018.

Income tax provision. Income tax provision was $9.2 million for the three months ended December 31, 2018. Notwithstanding our consolidated net loss, the income tax provision is the result of an increase in our valuation allowance against deferred tax assets associated with changes contained in the Tax Cuts and Jobs Act limiting the utilization of net operating losses.

Net loss. Consolidated net loss for the quarter was $20.4 million. The net loss attributable to noncontrolling interests totaled $6.1 million, resulting in a net loss attributable to the Company of $14.3 million.

Segment Results

Newhall Segment. Total segment revenues were $0.9 million for the fourth quarter of 2018 and were derived from agricultural leasing and the sale of citrus crops. Selling, general, and administrative expenses were $3.3 million for the three months ended December 31, 2018.

San Francisco Segment. Total segment revenues were $1.1 million for the fourth quarter of 2018. Revenues during the quarter were mostly attributable to fees generated from management agreements. Selling, general, and administrative expenses were $4.8 million for the three months ended December 31, 2018.

Great Park Segment. Total segment revenues were $8.5 million for the fourth quarter of 2018. Revenues were mainly attributable to management services we provide to the Great Park Venture. The Great Park segment’s net loss for the quarter was $7.6 million, which included net loss of $9.6 million attributed to the Great Park Venture that is not consolidated in our financial statements. After adjusting to account for a difference in investment basis, the Company’s equity in loss from the Great Park Venture was $2.3 million for the three months ended December 31, 2018.

Commercial Segment. For the three months ended December 31, 2018, the Commercial segment recognized $8.0 million in revenues from tenant leases at the Five Point Gateway Campus and property management services provided by us to the Gateway Commercial Venture. Segment expenses were mostly comprised of depreciation, amortization and interest expense totaling $7.1 million. Segment net loss was approximately $1.0 million. Our share of equity in loss from the Gateway Commercial Venture totaled $1.3 million for the three months ended December 31, 2018.

Conference Call Information

In conjunction with this release, Five Point will host a conference call today, Wednesday, March 13, 2019 at 5:00 pm Eastern Time. Emile Haddad, President and Chief Executive Officer, and Erik Higgins, Vice President and Chief Financial Officer, will host the call. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (877) 425-9470 (domestic) or (201) 389-0878 (international). A telephonic replay will be available starting approximately two hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13687389. The telephonic replay will be available until 11:59 p.m. Eastern Time on March 27, 2019.

About Five Point

Five Point, headquartered in Irvine, California, designs and develops large mixed-use, master-planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Orange County, Newhall Ranch® in Los Angeles County, and Candlestick Point and The San Francisco Shipyard in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. This press release may contain forward-looking statements regarding: our expectations of our future revenues, costs and financial performance; future demographics and market conditions in the areas where our communities are located; the outcome of pending litigation and its effect on our operations; the timing of our development activities; and the timing of future real estate purchases or sales. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Investor Relations:

Bob Wetenhall, 949-349-1087

bob.wetenhall@fivepoint.com

or

Media:

Steve Churm, 949-349-1034

steve.churm@fivepoint.com

Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
REVENUES:
Land sales	$11	$9,398	$133	$17,257
Land sales—related party	233	2,005	900	87,556
Management services—related party	6,610	6,100	40,976	22,517
Operating properties	1,091	4,760	6,981	12,101

Total revenues	7,945	22,263	48,990	139,431

COSTS AND EXPENSES:
Land sales	(345)	904	(165)	84,659
Management services	3,426	2,913	23,962	10,791
Operating properties	553	3,143	5,077	11,450
Selling, general, and administrative	15,152	29,762	98,983	122,367

Total costs and expenses	18,786	36,722	127,857	229,267

OTHER INCOME:
Adjustment to payable pursuant to tax receivable agreement	—	105,586	1,928	105,586
Interest income	3,048	2,577	11,767	2,577
Miscellaneous	101	24	8,573	93

Total other income	3,149	108,187	22,268	108,256

EQUITY IN (LOSS) EARNINGS FROM UNCONSOLIDATED ENTITIES	(3,531)	(11,808)	(2,163)	5,776

(LOSS) INCOME BEFORE INCOME TAX (PROVISION) BENEFIT	(11,223)	81,920	(58,762)	24,196
INCOME TAX (PROVISION) BENEFIT	(9,183)	—	(9,183)	—

NET (LOSS) INCOME	(20,406)	81,920	(67,945)	24,196
LESS NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(6,103)	(13,407)	(33,231)	(49,039)

NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	$(14,303)	$95,327	$(34,714)	$73,235

NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$(0.22)	$1.50	$(0.53)	$1.33
Diluted	$(0.22)	$0.56	$(0.53)	$0.18
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	65,790,066	62,992,933	65,002,387	54,006,954
Diluted	65,790,066	144,909,451	65,002,387	133,007,828
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$(0.00)	$0.00	$(0.00)	$0.00
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,112,145	81,463,433	79,859,730	78,821,553

FIVE POINT HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)

(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
INVENTORIES	$1,696,084	$1,425,892
INVESTMENT IN UNCONSOLIDATED ENTITIES	532,899	530,007
PROPERTIES AND EQUIPMENT, NET	31,677	29,656
ASSETS HELD FOR SALE, NET	—	4,519
INTANGIBLE ASSET, NET—RELATED PARTY	95,917	127,593
CASH AND CASH EQUIVALENTS	495,694	848,478
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	1,403	1,467
RELATED PARTY ASSETS	61,039	3,158
OTHER ASSETS	9,179	7,585

TOTAL	$2,923,892	$2,978,355

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$557,004	$560,618
Accounts payable and other liabilities	161,139	167,620
Liabilities related to assets held for sale	—	5,363
Related party liabilities	178,540	186,670
Deferred income tax liability, net	9,183	—
Payable pursuant to tax receivable agreement	169,509	152,475

Total liabilities	1,075,375	1,072,746

CAPITAL:
Class A common shares; No par value; Issued and outstanding: 2018—66,810,980 shares; 2017—62,314,850 shares
Class B common shares; No par value; Issued and outstanding: 2018—78,838,736 shares; 2017—81,463,433 shares
Contributed capital	556,521	530,015
Retained earnings	33,811	57,841
Accumulated other comprehensive loss	(3,306)	(2,455)

Total members’ capital	587,026	585,401
Noncontrolling interests	1,261,491	1,320,208

Total capital	1,848,517	1,905,609

TOTAL	$2,923,892	$2,978,355

FIVE POINT HOLDINGS, LLC

SUPPLEMENTAL DATA

(In thousands)

(Unaudited)

Liquidity

December 31, 2018
Cash and cash equivalents	$495,694
Borrowing capacity (1)	124,000

Total liquidity	$619,694

(1)

As of December 31, 2018, no funds have been drawn on the Company’s $125.0 million revolving credit facility; however, letters of credit of $1.0 million are issued and outstanding under the revolving credit facility, thus reducing the available capacity by the outstanding letters of credit amount.

Debt to Total Capitalization

December 31, 2018
Debt (1)	$602,692

Total capital	1,848,517

Total capitalization	$2,451,209

Debt to total capitalization	24.6%

(1)

For purposes of this calculation, debt consists of (i) the outstanding principal on the Company’s 7.875% senior notes due 2025 of $500.0 million, and (ii) the Company’s related party EB-5 reimbursement obligation of $102.7 million.

Segment Results

Newhall

The following table summarizes the results of operations of our Newhall segment for the three months and twelve months ended December 31, 2018 and 2017.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Statement of Operations Data
Revenues
Land sales	$11	$9,398	$133	$17,257
Land sales—related party	12	1,784	16	2,746
Operating properties	910	4,582	6,252	11,565

Total revenues	933	15,764	6,401	31,568

Costs and expenses
Land sales	(345)	35	(241)	3,201
Operating properties	553	3,143	5,077	11,450
Selling, general, and administrative	3,260	5,767	15,391	29,371

Total costs and expenses	3,468	8,945	20,227	44,022

Other income	102	27	7,024	96

Segment (loss) income	$(2,433)	$6,846	$(6,802)	$(12,358)

San Francisco

The following table summarizes the results of operations of our San Francisco segment for the three months and twelve months ended December 31, 2018 and 2017.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Statement of Operations Data
Revenues
Land sales—related party	$221	$221	$884	$84,810
Operating property	181	178	729	536
Management services—related party	656	1,489	4,397	5,841

Total revenues	1,058	1,888	6,010	91,187

Costs and expenses
Land sales	—	869	76	81,458
Management services	185	206	1,015	709
Selling, general, and administrative	4,768	7,516	22,979	28,288

Total costs and expenses	4,953	8,591	24,070	110,455

Segment loss	$(3,895)	$(6,703)	$(18,060)	$(19,268)

Great Park

The following table summarizes the results of operations of our Great Park segment for the three months and twelve months ended December 31, 2018 and 2017.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Statement of Operations Data
Revenues
Land sales	$714	$11,524	$171,775	$473,234
Land sales—related party	2,541	3,994	3,914	7,700
Management services—related party	5,282	4,244	35,090	16,239

Total revenues	8,537	19,762	210,779	497,173

Costs and expenses
Land sales	2	10,229	118,115	339,100
Management services	3,241	2,707	22,947	10,082
Selling, general, and administrative	6,165	8,671	32,322	27,115
Management fees—related party	7,141	76,265	24,999	80,883

Total costs and expenses	16,549	97,872	198,383	457,180

Interest income	423	2,226	2,815	2,226

Segment (loss) income	$(7,589)	$(75,884)	$15,211	$42,219

The table below reconciles the Great Park segment results to the equity in (loss) earnings from our investment in the Great Park Venture that is reflected in the consolidated statements of operations for the three months and twelve months ended December 31, 2018 and 2017.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Segment net (loss) income from operations	$(7,589)	$(75,884)	$15,211	$42,219
Less net income of management company attributed to the Great Park segment	2,041	1,539	12,143	6,157

Net (loss) income of Great Park Venture	(9,630)	(77,423)	3,068	36,062

The Company’s share of net (loss) income of the Great Park Venture	(3,611)	(29,034)	1,151	13,523
Basis difference accretion (amortization)	1,349	17,072	(2,057)	(7,763)

Equity in (loss) earnings from Great Park Venture	$(2,262)	$(11,962)	$(906)	$5,760

Commercial

The following table summarizes the results of operations of our Commercial segment for the three months and twelve months ended December 31, 2018.

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2018	2018
	(in thousands)
Statement of Operations Data
Revenues
Rental and related income	$7,335	$26,580
Property management fees	672	1,489

Total revenues	8,007	28,069

Costs and expenses
Rental operating expenses	1,932	4,705
Interest	3,937	11,563
Depreciation	2,109	7,632
Amortization	1,024	4,098
Other expenses	25	258

Total costs and expenses	9,027	28,256

Segment loss	$(1,020)	$(187)

The table below reconciles the Commercial segment results to the equity in loss from our investment in the Gateway Commercial Venture that is reflected in the consolidated statements of operations for the three and twelve months ended December 31, 2018.

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2018	2018
	(in thousands)
Segment net loss from operations	$(1,020)	$(187)
Less net income of management company attributed to the Commercial segment	672	1,489

Net loss of Gateway Commercial Venture	(1,692)	(1,676)

Equity in loss from Gateway Commercial Venture	$(1,269)	$(1,257)